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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-54582, 333-54584 and 333-68166) of Active IQ Technologies, Inc. (FKA: Meteor Industries, Inc.) of our report dated March 7, 2002, relating to the consolidated financial statements which appear in this Form 8-K.


                                              /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
June 4, 2002